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                                                                     EXHIBIT 3.2


                               SECOND AMENDMENT
                               -----------------
                                      TO
                                      --
             AMENDED AND RESTATED FINANCING AND SECURITY AGREEMENT
             -----------------------------------------------------

     THIS SECOND AMENDMENT TO AMENDED AND RESTATED FINANCING AND SECURITY AGREEMENT (this "Agreement") is made as of the 27/th/ day of January, 2000 by and among Coyne International Enterprises Corp., a corporation organized and existing under the laws of the State of New York, Blue Ridge Textile Manufacturing, Inc., a corporation organized under the laws of the State of Georgia, and Ohio Garment Rental, Inc., a corporation organized under the laws of the State of Ohio (each is referred to individually as a "Borrower and collectively, the "Borrowers"), and Bank of America, National Association, a national banking association, successor by merger to NationsBank, N.A. ("Bank of America"), LASALLE BUSINESS CREDIT, INC., a corporation organized under the laws of the State of Delaware ("LaSalle"), and PNC BANK, NATIONAL ASSOCIATION, a national banking association ("PNC") (Bank of America, LaSalle and PNC are referred to individually as a "Lender" and collectively as the "Lenders"), and BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association, successor by merger to NationsBank, N.A, as collateral and administrative agent for the Lenders (the "Agent").

                                   RECITALS
                                   --------

     A. The Borrowers, the Lenders and the Agent entered into that certain Amended and Restated Financing and Security Agreement dated as of June 26, 1998, as amended by that certain First Amendment to Amended and Restated Financing and Security Agreement dated June 9, 1999 (as amended, restated, modified, substituted, extended, and renewed from time to time, the "Financing Agreement"). The Financing Agreement provides for some of the agreements between the Borrowers, the Lenders and the Agent with respect to the "Loans" (as defined in the Financing Agreement), including a revolving credit facility in an amount not to exceed $25,000,000, a letter of credit facility in the amount of $3,000,000, an acquisition facility in an amount not to exceed $10,000,000 and a capital expenditure facility in an amount not to exceed $20,000,000.

     B. Section 2.3 of the Financing Agreement provides for an Acquisition Loan Facility, under which the Borrowers may receive advances in the maximum principal amount of $10,000,000 based on "Permitted Acquisitions" (as defined in the Financing Agreement). The Borrowers acquired certain assets of Unifirst Corp. (the "Unifirst Acquisition") and two parcels of real estate in Lakeland, Florida (the "Lakeland Acquisition"). Shortly thereafter, the Borrowers requested that both the Unifirst Acquisition and the Lakeland Acquisition be deemed Permitted Acquisitions and, thus, eligible for advances under the Acquisition Loan Facility in the total amount of $1,801,670.00 ("Requested Advance"). Subject to the explicit conditions contained in a letter agreement dated October 28, 1999, the Lenders and Agent made the Requested Advance. The proceeds of the Requested Advance were applied directly to the Revolving Loan.

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     C.   The Unifirst Acquisition failed to meet certain cash flow coverage conditions required of Permitted Acquisitions. The Lakeland Acquisition involved the purchase of improved real estate for purposes of establishing a new plant location. Therefore, it fell outside of Permitted Acquisitions. As such, the Unifirst Acquisition and the Lakeland Acquisition resulted in defaults under the Financing Agreement (collectively, the "Acquisition Defaults").

     D. During fiscal year 1999, Thomas M. Coyne purchased three (3) life insurance policies for estate planning purposes in the cumulative amount of $9,500,000 (the "Life Insurance"). The premium on the Life Insurance for the fiscal year 1999 was $325,000 (the "Life Insurance Premium"). The Borrowers paid the Life Insurance Premium and took a note receivable owed by Thomas M. Coyne for the Life Insurance Premium ("Life Insurance Note Receivable"). The Borrowers' payment of the Life Insurance Premium resulted in a default under
Section 6.2.7 of the Financing Agreement (the "Life Insurance Default").

     E. The Borrowers have requested that the Lenders and Agent amend certain provisions of the Financing Agreement and waive certain violations, including the Acquisition Defaults and the Life Insurance Default.

     F. The Agent and Lenders are willing to agree to the Borrowers' request on the condition, among others, that this Agreement be executed.

                                  AGREEMENTS
                                  ----------

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the Borrowers, the Lenders and the Agent agree as follows:

     1. The Borrowers, the Lenders and the Agent agree that the Recitals above are a part of this Agreement. Unless otherwise expressly defined in this Agreement, terms defined in the Financing Agreement shall have the same meaning under this Agreement.

     2. The Borrowers represent and warrant to the Agent and Lenders as follows:

          (a) Each Borrower is a corporation duly organized, and validly existing and in good standing under the laws of the state in which it was organized and is duly qualified to do business as a foreign corporation in good standing in every other state wherein the conduct of its business or the ownership of its property requires such qualification.

          (b) Each Borrower has the power and authority to execute and deliver this Agreement and perform its obligations hereunder and has taken all necessary and appropriate corporate action to authorize the execution, delivery and performance of this Agreement.

          (c) The Financing Agreement, as amended by this Agreement, and each of the other Financing Documents remains in full force and effect, and each constitutes the valid and legally binding obligation of each Borrower, enforceable in accordance with its terms.

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          (d)  All of the Borrowers' representations and warranties contained in the Financing Agreement and the other Financing Documents are true and correct on and as of the date of the Borrowers' execution of this Agreement.

          (e) No Event of Default and no event which, with notice, lapse of time or both would constitute an Event of Default, has occurred and is continuing under the Financing Agreement or the other Financing Documents which has not been waived in writing by the Agent and the Lenders under this Agreement.

     3. Section 6.1.16 is hereby deleted and the following is substituted in its place:

               6.1.16  Fixed Charge Coverage Ratio.
                       ---------------------------

               The Borrowers will maintain, tested commencing October 31, 1998 as of the last day of each of the Borrowers' fiscal quarters for the four (4) quarter period ending on such date, a Fixed Charge Coverage Ratio of not less than the following:

               ---------------------------------------------------------------
               Quarters:                                    Ratio
               ---------------------------------------------------------------
               October 31, 1998 through and including
               January 31, 2000                             1.00 to 1.00
               ---------------------------------------------------------------
               April 30, 2000 through and including
               July 31, 2000                                1.15 to 1.00
               ---------------------------------------------------------------
               October 31, 2000 through and including
               July 31, 2001                                1.20 to 1.00
               ---------------------------------------------------------------
               October 31, 2001 through and thereafter      1.25 to 1.00
               ---------------------------------------------------------------

     4. Section 6.2.7(v) of the Financing Agreement is hereby deleted in its entirety and the following is substituted in its place:

          (v)  as set forth in Schedule 6.2.7 of this Agreement; and
                               --------------

     5. Section 6.2.7 (Investments, Loans and Other Transactions) of the Financing Agreement is hereby amended by adding subsection (vi), which shall be the following:

          (vi) a one-time only $325,000 insurance premium payment for three insurance policies on the life of Thomas M. Coyne, purchased during the fiscal year 1999 for estate planning purposes.

     6. The Lenders and the Agent hereby waive (i) the Acquisition Defaults described in Recitals B and C above, (ii) the Life Insurance Default described in Recital D above and (iii) defaults under Section 6.1.16 (Fixed Charge Coverage Ratio) of the Financing Agreement (prior to the amendment in this Agreement) for the fiscal year ending October 31, 1999. This waiver is not intended to, and shall not, waive any defaults under Section 2.3 (The Acquisition Loan

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Facility) or 6.1.16 (Fixed Charge Coverage Ratio) other than for instances and dates specified, and shall not waive any other defaults arising out of non-compliance by the Borrowers with the Financing Agreement, whether or not the events, facts or circumstances giving rise to such non-compliance existed on or prior to the date hereof.

     7. Each Borrower hereby issues, ratifies and confirms the representations, warranties and covenants contained in the Financing Agreement, as amended hereby. Each Borrower agrees that this Agreement is not intended to and shall not cause a novation with respect to any or all of the Obligations.

     8. Each Borrower acknowledges and warrants that the Lenders and Agent have acted in good faith and have conducted in a commercially reasonable manner their relationships with the Borrowers in connection with this Agreement and generally in connection with the Financing Agreement and the Obligations, each Borrower hereby waiving and releasing any claims to the contrary.

     9. If applicable, the Borrowers shall pay at the time this Agreement is executed and delivered, all fees, commissions, costs, charges, taxes and other expenses incurred by the Agent and its counsel in connection with this Agreement, including, but not limited to, reasonable fees and expenses of the Agent's counsel and all recording fees, taxes and charges.

     10. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and taken together shall constitute but one and the same instrument. The parties agree that their respective signatures may be delivered by facsimile. Any party which chooses to deliver its signature by facsimile agrees to provide a counterpart of this Agreement with its inked signature promptly to each other party.

     IN WITNESS WHEREOF, the Borrowers, the Lenders and the Agent have executed this Agreement under seal as of the date and year first written above.

ATTEST:                                 COYNE INTERNATIONAL ENTERPRISES CORP.
                                        BLUE RIDGE TEXTILE MANUFACTURING, INC.
                                        OHIO GARMENT RENTAL, INC.




_____________________________           By:__________________________(SEAL)
                                           Name:
                                           Title:

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WITNESS:                           BANK OF AMERICA, NATIONAL
                                   ASSOCIATION, in its capacity as a Lender



_____________________________      By:__________________________(SEAL)
                                      Gary W. Bartlett
                                      Vice President


WITNESS:                           PNC BANK, NATIONAL ASSOCIATION



_____________________________      By:__________________________(SEAL)
                                      Name:
                                      Title:


WITNESS:                           LASALLE BUSINESS CREDIT, INC.



_____________________________      By:__________________________(SEAL)
                                      Name:
                                      Title:


WITNESS:                           BANK OF AMERICA, NATIONAL
                                   ASSOCIATION, in its capacity as Agent



_____________________________      By:__________________________(SEAL)
                                      Gary W. Bartlett
                                      Vice President

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